Exhibit 107

Calculation of Filing Fee Tables
S-3
ARCH CAPITAL GROUP LTD.
Table 1: Newly Registered and Carry Forward Securities											☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Arch Capital Group Ltd. Common Shares, par value U.S.$0.0011 per common share	Rule 456(b) and Rule 457(r)				0.000087
Fees to be Paid	2	Equity	Arch Capital Group Ltd. Preference Shares, par value U.S.$0.01 per preference share	Rule 456(b) and Rule 457(r)				0.000087
Fees to be Paid	3	Debt	Arch Capital Group Ltd. Unsecured debt securities	Rule 456(b) and Rule 457(r)				0.000087
Fees to be Paid	4	Other	Arch Capital Group Ltd. Depositary shares	Rule 456(b) and Rule 457(r)				0.000087
Fees to be Paid	5	Other	Arch Capital Group Ltd. Warrants to purchase common shares	Rule 456(b) and Rule 457(r)				0.000087
Fees to be Paid	6	Other	Arch Capital Group Ltd. Warrants to purchase preference shares	Rule 456(b) and Rule 457(r)				0.000087
Fees to be Paid	7	Other	Arch Capital Group Ltd. Warrants to purchase debt securities	Rule 456(b) and Rule 457(r)				0.000087
Fees to be Paid	8	Other	Arch Capital Group Ltd. Share purchase contracts	Rule 456(b) and Rule 457(r)				0.000087
Fees to be Paid	9	Other	Arch Capital Group Ltd. Share purchase units	Rule 456(b) and Rule 457(r)				0.000087
Fees to be Paid	10	Equity	Arch Capital Group (U.S.) Inc. Preferred stock, par value U.S.$0.01 per share	Rule 456(b) and Rule 457(r)				0.000087
Fees to be Paid	11	Debt	Arch Capital Group (U.S.) Inc. Unsecured debt securities	Rule 456(b) and Rule 457(r)				0.000087
Fees to be Paid	12	Other	Arch Capital Group Ltd. Guarantees of Arch Capital Group (U.S.) Inc. Unsecured debt securities	Rule 456(b) and Rule 457(r)				0.000087
Fees to be Paid	13	Debt	Arch Capital Finance LLC Unsecured Debt securities	Rule 456(b) and Rule 457(r)				0.000087
Fees to be Paid	14	Other	Arch Capital Group Ltd. Guarantees of Arch Capital Finance LLC Unsecured Debt securities	Rule 456(b) and Rule 457(r)				0.000087
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00

Offering Note
1	The securities registered hereunder may be sold separately or as units with other securities registered hereby. An indeterminate aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at indeterminate prices. There are also being registered hereunder an indeterminate number of such securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration shall also cover any additional securities of the registrant that become issuable by reason of any stock splits, dividends or similar transactions. The proposed maximum offering price per unit and maximum aggregate offering per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities, or that are issuable in units. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

2	See Offering Note 1.
3	See Offering Note 1.
4	See Offering Note 1.
5	See Offering Note 1.
6	See Offering Note 1.
7	See Offering Note 1.
8	See Offering Note 1.
9	See Offering Note 1.
10	See Offering Note 1.
11	See Offering Note 1.
12	See Offering Note 1.
13	See Offering Note 1.
14	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses	☑Not Applicable

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date